Coopers                            Coopers & Lybrand L.L.P.
& Lybrand
                                   a professional services firm







                    CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in Post-Effective Amendment No. 21 to the Registration Satement on Form N-1A (File No. 33-23453) of Fremont Mutual Funds, Inc. of our report dated December 1, 1995 on our audit of the financial statements and financial highlights for the periods indicated thereon. We also consent to the reference to our Firm under the caption "Independent Auditors; Financial Statements."


                              /s/ Coopers & Lybrand L.L.P.



San Francisco, California
February 5, 1996























Coopers & Lybrand L.L.P., a registered limited liability partnership, is a member firm of Coopers & Lybrand (International).